Exhibit 32.1
Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)
Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Polymer Holdings LLC and Kraton Polymers LLC (together, the “Company”), does hereby certify, to such officer’s knowledge, that:
The Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2006 of the Company fully complies with the requirements of the Securities Exchange Act of 1934, as amended, and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: May 15, 2006

By: /s/ George B. Gregory

George B. Gregory
Chief Executive Officer

By: /s/ Raymond K. Guba

Raymond K. Guba
Vice President, Finance and
Chief Financial Officer
(A signed original of this written statement required by Section 906 has been provided to Kraton Polymers LLC and Polymer Holdings LLC and will be retained by them and furnished to the Securities and Exchange Commission or its staff upon request.)

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